UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                           FORM 8-K Amendment Number 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  September 15, 2005
                                                         ------------------

                              BLUEGATE CORPORATION
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             (Exact name of registrant as specified in its Charter)

Nevada                                  000-22711                     76-0640970
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(State or other                      (Commission File              (IRS Employer
jurisdiction of Incorporation)           Number)          Identification Number)

701 North Post Oak, Road, Suite 630, Houston, Texas                        77024
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(Address of principal executive offices)                              (Zip Code)


      Registrant's  telephone  number, including area code:  713/682-7400
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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Bluegate Corp. (" REGISTRANT "), filed on September 21, 2005, which described the acquisition of substantially all of the assets of Trilliant Corp. (the Acquisition) by Registrant. The Acquisition agreement set forth the purchase price of the assets acquired as including an initial stock payment of 151,065 shares of Registrant's common stock. Due to a mathematical error, the amount of the initial stock payment that was made was 258,302 shares of Registrant's common stock. The other terms of the Acquisition agreement remain unchanged. The effected paragraph should read as follows:

     The purchase price for Seller's assets consisted of an initial stock payment of 258,302 shares of Registrant's common stock, an earn-out (the
"Earn-out") pursuant to which an additional 827,160 shares could be earned depending on the acquired business's revenues over the next two years, a short-term promissory note in the original principal amount of $136,033 (the "Promissory Note"), future royalty payments (the "Royalty") based on certain software acquired in connection with the transaction, and the assumption of certain on-going contractual obligations. The Earn-out provides that Seller may earn up to 407,407 and 419,753 additional shares in each of the two consecutive one-year periods, respectively, after the closing of the acquisition if the Subsidiary's revenues exceeds $1.3 million for the related one-year period. If
Subsidiary's revenues are less than $1.3 million for one of the one-year periods, the Seller will earn a proportionately reduced number of the additional shares for that yearly period. The Promissory Note is due and payable in full on December 15, 2005 and bears no interest. The Royalty entitles Seller to 10% of all revenues exceeding $1.0 million dollars realized during the first two years after closing from certain software transferred in connection with the transaction. In connection with the acquisition, Registrant entered into a "piggy back" registration rights agreement with Seller, whereby it will have the right to include in any registration with the U.S. Securities and Exchange Commission any and all shares issued or to be issued in connection with the acquisition.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BLUEGATE CORPORATION
                                        (Registrant)

Date:  April 6, 2006                       By: /s/ Steven M. Plumb
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                                                Steven M. Plumb,
                                                Chief Financial Officer